中國銀行(香港)有限公司
BANK OF CHINA (HONG KONG) LIMITED

Ref.: L/C08/012-212-10-10007400/O/51708

Date: 28th April 2010

**COGO GROUP, INC.**

Dear Sirs,

**Re : Export Factoring Facilities**
**Borrower(s) : Comtech Broadband Corporation Limited**

We are pleased to confirm that the following Export Factoring facilities relating to guarantee(s) provided by you in favour of us were made available to the above Borrower as at 28th April 2010:

| Facility(ies) | Amount |
|---|---|
| Export Factoring | USD30,000,000.00 |

The facts above are given as at 28th April 2010 without any responsibility or liability whatsoever on the part of the Bank or its officials for or in respect of any of such facts or any defect in or omission from such facts.

Yours faithfully,
For **Bank of China (Hong Kong) Limited**

Authorized Signature(s)

西九龍海輝道11號奧海城中銀中心17樓
17/F Bank of China Centre, Olympian City, 11 Hoi Fai Road, West Kowloon.
網址 Website: www.bochk.com